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                                                                    Exhibit 23.4


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3, of On Assignment, Inc., of our report, dated November 29, 2000, on the financial statements of Health Personnel Options Corporation as of June 30, 2000, and for the years ended June 30, 2000 and June 30, 1999, which appears in the Report on Form 8-K of On Assignment, Inc. dated April 19, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                            /s/ Joseph Decosimo and Company, PLL

Cincinnati, Ohio                                Joseph Decosimo and Company, PLL
May 8, 2002